EXHIBIT 99.2

Forward-Looking Statements

Statements contained in this report may be considered to be forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements to comply with the safe harbor under the Act. The Company notes that a variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed in these forward-looking statements.

Important factors that may influence the operations, performance, development and results of the Company's business include global and local business and economic conditions; currency exchange and interest rates; ingredients, labor and other operating costs; insufficient or under utilization of manufacturing capacity; destruction of all or part of manufacturing facilities; labor strikes or unrest; political or economic instability in local markets; war or acts of terrorism; competition and other industry trends; retention of preferred retail space; effectiveness of marketing campaigns or new product introductions; consumer preferences, spending patterns, and demographic trends; legislation and governmental regulation; and accounting policies and practices.

We caution the reader that the list of factors may not be exhaustive. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.